UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2013

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
__________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.
On December 10, 2013, Emulex Corporation (the "Company") implemented a restructuring plan designed to streamline business operations and achieve operating expense reductions. The restructuring will include a workforce reduction of approximately 10 percent, the consolidation of certain engineering activities, and closure of the Company's Bolton, Massachusetts facility.
The Company anticipates it will incur between $9 million and $10 million in restructuring and related charges during fiscal 2014, of which approximately $8 million to $9 million are expected to be cash expenditures. The restructuring is expected to include between $8 million and $9 million for severance and one-time termination benefits (inclusive of costs associated with the previously announced departure of Jim McCluney), and approximately $1 million for lease termination costs and asset impairment charges. The majority of the restructuring and related charges are expected to occur in the second quarter of fiscal 2014. The Company expects to have the Bolton facility closed and restructuring substantially completed by the end of fiscal 2014.
This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected financial effect of the closing including estimate of costs. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," "estimates", "forecasts," "anticipates," "may," "should", and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this Report regarding the expected costs, savings, and timing of the restructuring plan. Forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections. The Company expressly disclaims any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the cost savings targeted by us will not be realized at all or on a timely basis or that the restructuring will not be completed in whole or in part or within the expected timeframe. The assumptions on which the expected restructuring charges and cost savings are based necessarily involve judgments with respect to, among other things, economic, competitive and financial market conditions and the impact of the cost savings initiative on our customers, all of which are difficult or impossible to predict and many of which are beyond the Company’s control.
Item 8.01.     Other Events.
On December 11, 2013, the Company issued a press release regarding its proposed restructuring plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document
99.1	Press release, dated December 11, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 11, 2013

EMULEX CORPORATION

By:	/s/ MICHAEL J. ROCKENBACH
Michael J. Rockenbach
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release, dated December 11, 2013